EXHIBIT 99.4
DISCOVERY COMMUNICATIONS HOLDING, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; amounts in millions, except unit amounts)

	Successor
	June 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$82	$45
Accounts receivable, net of allowances of $22 and $22	781	742
Content rights, net	79	79
Other current assets	196	211

Total current assets	1,138	1,077

Investments in and advances to unconsolidated affiliates	89	101
Noncurrent content rights, net	1,107	1,048
Property and equipment, net	409	397
Goodwill	4,867	4,870
Intangible assets, net	153	182
Other assets	242	285

Total assets	$8,005	$7,960

LIABILITIES, REDEEMABLE INTERESTS IN SUBSIDIARIES, AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$405	$533
Current portion of long-term debt	248	32
Other current liabilities	257	285

Total current liabilities	910	850

Long-term debt	3,836	4,109
Derivative financial instruments	51	49
Other long-term liabilities	225	195

Total liabilities	5,022	5,203

Redeemable interests in subsidiaries	49	49

Members’ equity
Member units; 51,119 units issued; 37,800 units outstanding	2,533	2,533
Accumulated other comprehensive loss	(7)	(10)
Retained earnings	408	185

Total members’ equity	2,934	2,708

Total liabilities, redeemable interests in subsidiaries, and members’ equity	$8,005	$7,960

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISCOVERY COMMUNICATIONS HOLDING, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; amounts in millions)

	Successor		Predecessor
	Six Months	May 15, 2007	January 1, 2007
	Ended	Through	Through
	June 30, 2008	June 30, 2007	May 14, 2007
REVENUES
Advertising	$682	$177	$470
Distribution	820	186	547
Other	157	34	82

Total revenues	1,659	397	1,099

OPERATING COSTS AND EXPENSES
Cost of revenues, exclusive of depreciation and amortization listed below	468	122	375
Selling, general and administrative	606	158	473
Depreciation and amortization	78	16	48
Exit and restructuring costs	4	1	11
Asset impairments	—	—	26
Gain from business disposition	—	(135)	—

Total operating costs and expenses	1,156	162	933

Operating income	503	235	166

OTHER (EXPENSE) INCOME
Equity in (loss) earnings of unconsolidated affiliates	(1)	—	4
Interest expense, net	(135)	(38)	(69)
Other income, net	4	4	2

Total other (expense), net	(132)	(34)	(63)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTERESTS	371	201	103

Income tax (expense) benefit	(140)	12	(52)
Minority interests in consolidated subsidiaries, net of tax	(8)	—	(1)

NET INCOME FROM CONTINUING OPERATIONS	223	213	50

NET LOSS FROM DISCONTINUED OPERATIONS	—	(20)	(13)

NET INCOME	$223	$193	$37

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISCOVERY COMMUNICATIONS HOLDING, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; amounts in millions)

	Successor		Predecessor
	Six Months	May 15, 2007	January 1, 2007
	Ended	Through	Through
	June 30, 2008	June 30, 2007	May 14, 2007
OPERATING ACTIVITIES
Net income	$223	$193	$37
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	78	17	51
Non-cash asset impairments	—	28	26
Share-based compensation	17	22	63
Equity in loss (earnings) of unconsolidated affiliates	1	—	(4)
Deferred income taxes	26	(89)	11
Minority interests in consolidated subsidiaries, net of tax	8	—	1
Gain from business disposition	—	(135)	—
Other charges	36	47	33
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable, net	(34)	(16)	(30)
Content rights, net	(45)	17	(3)
Accounts payable and accrued liabilities	(115)	47	(93)
Deferred launch incentives	(6)	1	(198)
Other balance sheet changes	(16)	(40)	(26)

Cash provided by (used in) operating activities	173	92	(132)

INVESTING ACTIVITIES
Business acquisitions, net of cash acquired	(7)	(37)	—
Acquisition of property and equipment	(24)	(12)	(25)
Redemption of interests in subsidiaries	—	—	(44)

Cash used in investing activities	(31)	(49)	(69)

FINANCING ACTIVITIES
Net borrowings (repayments) on revolver loans	92	(236)	211
Payments of long-term debt and capital leases	(196)	(1)	(2)
Proceeds from issuance of long-term debt	—	1,500	—
Repurchase of member units	—	(1,285)	—
Other financing activities	(8)	(16)	(2)

Cash (used in) provided by financing activities	(112)	(38)	207

Effect of exchange rate changes on cash and cash equivalents	7	—	4

CHANGE IN CASH AND CASH EQUIVALENTS	37	5	10
Cash and cash equivalents, beginning of period	45	62	52

CASH AND CASH EQUIVALENTS, END OF PERIOD	$82	$67	$62

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Description of Business
Discovery Communications Holding, LLC (“DCH” or the “Company”) is a leading global media and entertainment company that provides original and purchased programming across multiple distribution platforms in the United States (U.S.) and more than 170 other countries, including television networks offering customized programming in 35 languages. DCH also develops and sells consumer and educational products and services in the U.S. and internationally, and owns and operates a diversified portfolio of website properties and other digital and media sound services.
Basis of Presentation
Cox Transaction
DCH was formed through a conversion completed by a predecessor company on May 14, 2007. As part of the conversion, the predecessor company became Discovery Communications, LLC (“DCL”), a wholly-owned subsidiary of DCH, and the former shareholders of the predecessor company, including Cox Communications Holdings, Inc. (“Cox”), Advance/Newhouse Programming Partnerships, and Discovery Holding Company (“DHC”) became members of DCH. Immediately after this conversion, each of the members of DCH held the same ownership interests in DCH as their previous capital stock ownership interest had been in the predecessor company.
The formation of DCH required “pushdown” accounting and each investor’s basis has been pushed down to DCH. The pushdown of the investors’ bases resulted in the recording of approximately $4.6 billion of additional goodwill, which had been previously recorded on the investors’ books. The application of push down accounting represents the termination of the predecessor reporting entity, and the creation of the successor entity, DCH. Accordingly, the results for the six months ended June 30, 2007 are required to be presented as two distinct periods. The “Predecessor” period refers to the period from January 1, 2007 through May 14, 2007, while the “Successor” period refers to the period from May 15, 2007 through June 30, 2007. Accordingly, a vertical black line is shown to separate the Company’s financial statements between those of the Predecessor company for periods ended through May 14, 2007 and those of the Successor company for periods ended after May 14, 2007.
Subsequent to the formation of DCH, Cox exchanged its 25% ownership interest in DCH for all of the capital stock of a subsidiary of DCH that held the Travel Channel and travelchannel.com (collectively, the “Travel Business”) and approximately $1.3 billion in cash. DHC retired the member interest previously owned by Cox. The distribution of the Travel Business, which was valued at $575 million, resulted in a $135 million tax-free gain included in continuing operations. The gain was net of $281 million in reporting unit goodwill and $160 million in net assets. The net impact to goodwill as a result of the pushdown of investor basis and disposition of the Travel Business was $4.3 billion.
Subsequent to the formation of DCH, the Company also acquired an additional 5% interest in Animal Planet L.P. (“APLP”) from Cox for $37 million. This transaction increased the Company’s ownership interest in APLP from 80% to 85% and was recorded as a step acquisition. The $37 million was recorded as brand intangibles of $7 million, affiliate relationships of $10 million, and goodwill of $17 million. The brand intangibles and affiliate relationships is being amortized over 10 years.
Basis of Consolidation and Accounting for Investments
The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, and cash flows of the reporting entity and all entities in which a controlling voting interest is held and variable interest entities required to be consolidated in accordance with U.S. generally accepted accounting principles. All significant inter-company accounts and transactions have been eliminated in consolidation.
The financial position and operating results of all foreign operations are consolidated using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Resulting translation gains or losses are included as a component of accumulated other comprehensive loss.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
Investments in companies in which the reporting entity has significant influence, but less than a controlling voting interest, are accounted for using the equity method. This is generally presumed to exist when the reporting entity owns between 20% and 50% of the investee.
The effects of changes in the reporting entity’s ownership interest resulting from the issuance of equity capital by consolidated subsidiaries or equity investees to unaffiliated parties and certain other equity transactions recorded by consolidated subsidiaries or equity investees are accounted for as a capital transaction pursuant to the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 51, Accounting for the Sales of Stock of a Subsidiary (“SAB 51”).
Reclassifications and Revisions
Certain reclassifications have been made to the prior year financial information to conform to the June 30, 2008 presentation. Additionally, during 2007 certain marketing costs were incorrectly classified between cost of revenues and selling, general and administrative expenses. The Company has revised its 2007 financial information to reclassify these marketing costs, which resulted in a net increase to cost of revenues with a corresponding decrease to selling, general and administrative expense of $2 million during the period January 1, 2007 through May 14, 2007. The reclassification did not have any effect an amounts previously reported for revenues, total operating costs and expenses, operating income, net income, or cash flow information.
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes thereto. Actual results may differ from those estimates and could have a material impact on the consolidated financial statements.
Significant estimates inherent in the preparation of the consolidated financial statements include accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, business combinations, revenues, equity-based compensation, income taxes, content rights, and contingencies.
Interim Financial Statements
The condensed consolidated financial statements are unaudited; however, in the opinion of management, they contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position, the results of operations, and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles applicable to interim periods. The results of operations for any interim period are not necessarily indicative of results for the full year. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the U.S. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of DCH for the year ended December 31, 2007, which are included in Discovery Communications, Inc.’s registration statement on Form S-4, as amended, dated August 6, 2008. Certain disclosures have been omitted from these condensed consolidated financial statements as DCH is not a publicly traded entity.
Cash and Cash Equivalents
Highly liquid investments with original maturities of ninety days or less are recorded as cash equivalents. Restricted cash in the amounts of $1 million and $8 million is included in other current assets as of June 30, 2008 and December 31, 2007, respectively. Book overdrafts representing outstanding checks in excess of funds on deposit are a component of accounts payable and total $1 million and $11 million as of June 30, 2008 and December 31, 2007, respectively.
Treasury Units
On May 14, 2007, DCH repurchased and retired Cox’s ownership interest in the Company. In connection with the transaction, DCH recorded a $1.9 billion reduction to members’ equity. Repurchased units are held in treasury and are presented as if retired.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
2. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
Accounting Pronouncements Adopted
On January 1, 2008, the Company adopted certain provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (“Statement”) No. 157, Fair Value Measurements (“FAS 157”), which establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and expands the required disclosures about fair value measurement. FAS 157 was adopted on a prospective basis. The provisions of FAS 157 adopted on January 1, 2008 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring basis and did not have a material impact on the Company’s consolidated financial statements. Information related to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring basis is presented in Note 5. The provisions of FAS 157 related to other non-financial assets and liabilities will be effective for DCH on January 1, 2009, and will be applied prospectively. The Company is currently evaluating the impact that these additional FAS 157 provisions will have on the Company’s consolidated financial statements.
On January 1, 2008, the Company adopted the provisions of FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (“FAS 159”), which permits entities to choose to measure certain financial instruments and other items at fair value. The fair value option generally may be applied instrument by instrument, is irrevocable, and is applied only to entire instruments and not to portions of instruments. The Company has not elected the fair value option for any additional financial instruments or other items under FAS 159.
Accounting Pronouncements Not Yet Adopted
In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset pursuant to FASB Statement No. 142, Goodwill and Other Intangible Assets (“FAS 142”). The provisions of FSP 142-3 will be effective for DCH on January 1, 2009, and will be applied prospectively. The Company is currently evaluating the impact that the provisions of FSP 142-3 will have on the Company’s consolidated financial statements.
In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133, as amended (“FAS 161”). FAS 161 amends and expands the disclosure requirements of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“FAS 133”), to include information about how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under FAS 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The provisions of FAS 161 will be effective for DCH on January 1, 2009. The Company is currently evaluating the impact that the provisions of FAS 161 will have on the Company’s consolidated financial statements.
In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations (“FAS 141R”). This Statement requires, among other things, that companies: (i) expense business acquisition transaction costs, which are presently included in the cost of the acquisition, (ii) record an asset for in-process research and development, which is presently expensed at the time of the acquisition, (iii) record at fair value amounts for contingencies, including contingent consideration, as of the purchase date with subsequent adjustments recognized in operations, which is presently accounted for as an adjustment of purchase price, (iv) recognize decreases in valuation allowances on acquired deferred tax assets in operations, which are presently considered to be subsequent changes in consideration and are recorded as decreases in goodwill, and (v) measure at fair value any non-controlling interest in the acquired entity. The provisions of FAS 141R will be effective for DCH on January 1, 2009, and will be applied prospectively to new business combinations consummated on or subsequent to the effective date. Generally, the effects of FAS 141R will depend on future acquisitions.
In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements (“FAS 160”). FAS 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary, commonly referred to as minority interest. Among other matters, FAS 160 requires that non-controlling interests be reported within equity in the balance sheet and that the amount of consolidated net income attributable to the parent and to the non-controlling interest to be clearly presented in the statement of income. The provisions of FAS 160 will be effective for DCH on January 1, 2009, and will be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively to all periods presented. The Company is currently evaluating the impact that the provisions of FAS 160 will have on the Company’s consolidated financial statements.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
In December 2007, the FASB issued EITF Issue No. 07-1, Accounting for Collaborative Arrangements (“EITF 07-1”). EITF 07-1 defines collaborative arrangements and establishes accounting and reporting requirements for transactions between participants in the arrangement and third parties. A collaborative arrangement is a contractual arrangement that involves a joint operating activity, for example an agreement to co-produce and distribute programming with another media company. The provisions of EITF 07-1 will be effective for DCH on January 1, 2009, and will be applied retrospectively to all periods presented. The Company is currently evaluating the impact that the provisions of EITF 07-1 will have on the Company’s consolidated financial statements.
3. INVESTMENT IN THE OPRAH WINFREY NETWORK
On June 19, 2008, DCH entered into a 50%-50% joint venture with Oprah Winfrey and Harpo, Inc. (“Harpo”) to rebrand Discovery Health Channel as OWN: The Oprah Winfrey Network (“OWN Network”). It is expected that Discovery Health will be rebranded as the OWN Network in late 2009.
Pursuant to the arrangement, DCH has committed to fund up to $100 million of the venture’s operations through September 2011. To the extent funding the joint venture in excess of $100 million is necessary, the Company may provide additional funds through a member loan or require the venture to seek third party financing. DCH will contribute its interest in the Discovery Health Channel and certain DiscoveryHealth.com content. Harpo will contribute the Oprah.com website, which will serve as the platform for the venture website, and certain content. DCH and Harpo must make these contributions on the launch date unless it is mutually agreed that certain contributions will be made prior to the launch date for the benefit of the venture.
In connection with the formation of the OWN joint venture, DCH provided a put right to Harpo which is exercisable on four separate put exercise dates within 12.5 years of the Venture’s formation date. The put arrangement provides Harpo with the right to require DCH to purchase its 50% ownership interest at fair market value up to a maximum put amount. The maximum put amount ranges between $100 million on the first put exercise date up to $400 million on the fourth put exercise date.
Through June 30, 2008, no significant contributions have been made to the venture. Voting control of the venture is shared by Harpo and the Company, but the Company has determined that this entity qualifies as a variable interest entity and has consolidated the venture as its primary beneficiary. As Harpo has not yet contributed any assets to the venture, the Company is recording 100% of the losses. During the six months ended June 30, 2008, the Company incurred transaction costs of $3 million related to the OWN joint venture.
4. DISCONTINUED OPERATIONS
During the quarter ended September 30, 2007, the Company closed its 103 Discovery Stores. The closing of the Discovery Stores was part of the Company’s strategy to move product sales from brick-and-mortar stores to e-commerce and licensing operations. As there is no continuing involvement in the operations of the stores or no significant migration of retail customers, the financial results of the Discovery Stores have been presented as discontinued operations in the consolidated financial statements in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”), for 2007.
Summary financial data for the discontinued operations related to the Discovery Stores for the six months ended June 30, 2007 is as follows:

	Successor	Predecessor
	May 15, 2007	January 1, 2007
	Through	Through
	June 30, 2007	May 14, 2007
	(amounts in millions)
Revenues	$16	$27
Loss from the operations of discontinued operations before income taxes	$(40)	$(18)
Net loss from the operations of discontinued operations	$(20)	$(13)

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
No interest expense was allocated to discontinued operations for the periods presented herein since there was no debt specifically attributable to discontinued operations or that was required to be repaid following the closure of the Discovery Stores. For the successor period, the loss from the operations of discontinued operations before income taxes includes $8 million related to severance and other employee related costs, and $28 million related to asset impairment charges.
5. FAIR VALUE MEASUREMENTS
Effective January 1, 2008, the Company adopted FAS 157 for all financial instruments accounted for at fair value on a recurring basis. In accordance with FAS 157, a fair value measurement is determined based on the assumptions that a market participant would use in pricing an asset or liability. FAS 157 also established a three-tiered hierarchy that draws a distinction between market participant assumptions based on: (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2), and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3). The following table presents information about assets and liabilities required to be carried at fair value on a recurring basis as of June 30, 2008:

		Successor
		Fair Value Measurements
		as of June 30, 2008 Using:
		Quoted Prices	Significant
		in Active	Other	Significant
	Successor	Markets for	Observable	Unobservable
	Fair Value as of	Identical Assets	Inputs	Inputs
	June 30, 2008	(Level 1)	(Level 2)	(Level 3)
	(amounts in millions)
Assets
Available for sale securities	$15	$15	$—	$—
Deferred compensation plan assets	38	38	—	—
Liabilities
Derivatives	(51)	—	(51)	—
Deferred compensation plan liability	(38)	—	(38)	—
HSW International, Inc. liability	(43)	—	—	(43)
Long-term Incentive Plan liability	(142)	—	(142)	—
Redeemable interests in subsidiaries	(49)	—	—	(49)

	$(270)	$53	$(231)	$(92)

For assets that are measured using quoted prices in active markets, the total fair value is the published market price per unit multiplied by the number of units held without consideration of transaction costs. Assets and liabilities that are measured using significant other observable inputs are primarily valued by reference to quoted prices of similar assets or liabilities in active markets, adjusted for any terms specific to that asset or liability.
In December 2007, DCH acquired HowStuffWorks.com (“HSW”) and a 49.5% interest in HSW International, Inc. (“HSWi”). Pursuant to the terms of the agreement, DCH has the option to: (i) distribute the HSWi stock to the former HSW shareholders, or (ii) sell the HSWi stock and distribute substantially all of the proceeds to former HSW shareholders. DCH recognized a liability for its estimated obligation with respect to the HSWi shares to the former HSW shareholders. HSWi shares are publicly traded on the Nasdaq Global Market. Based upon the volatility and thinly traded nature of HSWi’s stock, the Company does not believe the quoted market value of the underlying stock is indicative of fair value of the liability. The value of the HSWi liability was determined based on a discounted cash flow model using management’s best judgments with respect to discount rates and terminal values. DCH adjusts the liability each period to fair value through adjustments to earnings. The valuation considers forecasted operating results and market valuation factors. The estimated liability at June 30, 2008 was $43 million. As of June 30, 2008, DCH’s ownership interest in HSWi has been diluted to 42.8% as a result of HSWi issuing additional equity capital.
The Company estimates the redeemable interests in subsidiaries based on a contractual formula considering the projected results of applicable networks. Information related to the redeemable interests in subsidiaries is disclosed in Note 8.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
The following table reconciles the beginning and ending balances of liabilities classified as Level 3 measurements during the six months ended June 30, 2008:

	Successor
	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
		Redeemable
	HSWi	Interests
	Liability	in Subsidiaries
	(amounts in millions)
Balance as of December 31, 2007	$(54)	$(49)
Total gains:
Included in net income	11	—
Included in other comprehensive income	—	—
Purchases, issuances, settlements, net	—	—
Transfers in and/or out of Level 3	—	—

Balance as of June 30, 2008	$(43)	$(49)

Total gains for the six months ended June 30, 2008 included in net income related to liabilities still outstanding as of June 30, 2008	$11	$—

The total gains of $11 million for the six months ended June 30, 2008 included in net income were recorded in other income, net.

During the six months ended June 30, 2008, the Company recorded other-than-temporary impairment charges of $8 million related to its investment in HSWi, which was recorded in other income, net.

6. CONTENT RIGHTS

Content rights consisted of the following:

	Successor
	June 30,	December 31,
	2008	2007
	(amounts in millions)
Produced content rights
Completed	$1,272	$1,347
In-process	249	195
Co-produced content rights
Completed	428	499
In-process	64	54
Licensed content rights
Acquired	203	209
Prepaid	28	22

Content rights, at cost	2,244	2,326
Accumulated amortization	(1,058)	(1,199)

Content rights, net	1,186	1,127
Less: current portion	(79)	(79)

Non-current portion	$1,107	$1,048

Amortization of content rights was recorded as a component of cost of revenues and was $315 million during the six months ended June 30, 2008, $84 million during the period May 15, 2007 through June 30, 2007, and $257 million during the period January 1, 2007 through May 14, 2007. Amortization included impairment charges for completed content of $4 million during the six months ended June 30, 2008, $7 million during the period May 15, 2007 through June 30, 2007, and $0 during the period January 1, 2007 through May 14, 2007. Amortization included write-offs of content that was in development of $10 million during the six months ended June 30, 2008, $5 million during the period May 15, 2007 through June 30, 2007, and $2 million during the period January 1, 2007 through May 14, 2007. The impairment charges and write-offs were the result of new programming leadership evaluating the Company’ programming portfolio assets and concluding that certain programming no longer fit the strategy of the Company and would no longer be aired.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
7. DEBT
Debt consisted of the following:

	Successor
	June 30,	December 31,
	2008	2007
	(amounts in millions)
$1.0 billion Term Loan A, due quarterly December 2008 to October 2010	$1,000	$1,000
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014	1,485	1,492
$1.6 billion Revolving Loan, due October 2010	469	338
€260 million Revolving Loan, due April 2009	63	94
8.06% Senior Notes, semi-annual interest, due March 2008	—	180
7.45% Senior Notes, semi-annual interest, due September 2009	55	55
8.37% Senior Notes, semi-annual interest, due March 2011	220	220
8.13% Senior Notes, semi-annual interest, due September 2012	235	235
Floating Rate Senior Notes, semi-annual interest, due December 2012	90	90
6.01% Senior Notes, semi-annual interest, due December 2015	390	390
£10 million Uncommitted Facility, due August 2008	—	9
Obligations under capital leases	76	37
Other notes payable	1	1

Subtotal	4,084	4,141
Current portion	(248)	(32)

Total long-term debt	$3,836	$4,109

During the six months ended June 30, 2008, the Company had net borrowings of $92 million under its revolving loans and paid off $188 million in long-term debt, excluding capital lease payments. Future principal payments under the debt arrangements, excluding obligations under capital leases and other notes payable, as of June 30, 2008, are as follows: $70 million during the remainder of 2008, $509 million in 2009, $1.0 billion in 2010, $235 million in 2011, $340 million in 2012, $15 million in 2013, and $1.8 billion thereafter.
8. REDEEMABLE INTEREST IN SUBSIDIARIES
Animal Planet L.P.
One of DCH’s stockholders owned 44,000 senior preferred partnership units of Animal Planet L.P. (“APLP”), which were redeemable. In January 2007, the Company exercised its right to purchase the APLP senior preferred partnership units for $44 million, plus accrued interest of $1 million.
People & Arts Latin America and Animal Planet Channel Group
DCH and the British Broadcasting Corporation (the “BBC”) have formed several cable and satellite television network joint ventures to develop and distribute programming content. Generally, the ventures are 50%-50% owned by DCH and the BBC. In addition to its own funding requirements, DCH has assumed the BBC funding requirements, giving DCH preferential cash distribution with these ventures. DCH controls these ventures and consolidates them accordingly.
Pursuant to the terms of the venture agreements, the BBC has the right, but not the obligation, to require DCH to purchase the BBC’s interest for cash if the People & Arts Latin America or the Animal Planet Channel Group (comprised of Animal Planet Europe, Animal Planet Asia, and Animal Planet Latin America) do not achieve certain financial performance benchmarks. A range for the estimated redemption value is based on a contractual formula considering the projected results of each network within the channel group that is measured every three years commencing on December 31, 2002. DCH has accreted to an estimated redemption value of $49 million as of June 30, 2008 and December 31, 2007, which is management’s best estimate within the range, based on certain assumptions and legal interpretations for the contractual formula. Changes in contractual interpretations and assumptions used to estimate the redemption value could materially impact current estimates. DCH recorded no accretion to the redemption value during the six months ended June 30, 2008. Accretion during the period from May 15, 2007 to June 30, 2007 was $0 and was $1 million during the period from January 1, 2007 to May 14, 2007.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
Oprah Winfrey Network
As described in Note 3, in connection with the formation of the OWN joint venture, DCH provided a put right to Harpo which is exercisable on four separate put exercise dates within 12.5 years of the Venture’s formation date. The put arrangement provides Harpo with the right to require DCH to purchase its 50% ownership interest at fair market value up to a maximum put amount. The maximum put amount ranges between $100 million on the first put exercise date up to $400 million on the fourth put exercise date.
9. EXIT AND RESTRUCTURING COSTS
Exit and restructuring costs consisted of the following:

	Successor		Predecessor
	Six Months	May 15, 2007	January 1, 2007
	Ended	Through	Through
	June 30, 2008	June 30, 2007	May 14, 2007
	(amounts in millions)
Contract termination costs	$4	$—	$—
Employee relocations / terminations	—	1	11

Total exit and restructuring costs	$4	$1	$11

Contract termination costs related to the closings of a distribution center and store headquarter offices along with the transition of certain services to third-party service providers. Employee relocation and terminations costs were the result of adjustments to better align DCH’s organizational structure with the Company’s new strategic priorities and to respond to continuing changes within the media industry.

Changes in the Company’s liability with respect to exit and restructuring costs from December 31, 2007 to June 30, 2008 are set forth below:

	Successor
	Contract	Employee
	Termination	Relocations/
	Costs	Terminations	Total
	(amounts in millions)
Liability as of December 31, 2007	$—	$11	$11
Net accruals	4	—	4
Cash paid	—	(8)	(8)

Remaining liability as of June 30, 2008	$4	$3	$7

As of June 30, 2008, the total exit and restructuring related accruals of $7 million were classified as a current liability. The Company does not expect to incur additional costs with respect to these particular activities.
10. COMMITMENTS AND CONTINGENCIES
The Company and its subsidiaries lease offices, satellite transponders, and certain equipment under capital and operating lease arrangements.
The Company has several investments in joint ventures. From time-to-time the Company agrees to fund the operations of the ventures on an as needed basis.

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
DCH has certain contingent obligations in connection with the acquisition of Treehugger.com totaling up to $6 million over two years payable in the event specific business metrics are achieved.
In December 2007, DCH acquired HSW and a 49.5% interest in HSWi. Pursuant to the terms of the agreement, DCH has the option to: (i) distribute the HSWi stock to the former HSW shareholders, or (ii) sell the HSWi stock and distribute substantially all of the proceeds to former HSW shareholders. DCH recognized a liability for its estimated obligation with respect to the HSWi shares to the former HSW shareholders.
In the normal course of business, the Company has pending claims and legal proceedings. It is the opinion of the Company’s management, based on information available at this time, that none of the other current claims and proceedings will have a material effect on the Company’s consolidated financial statements.
11. INCOME TAXES
The Company’s effective tax rate related to income from continuing operations was 38% for the six months ended June 30, 2008 (6%) during the period May 15, 2007 through June 30, 2007, and 51% during the period January 1, 2007 through May 14, 2007. The Company’s effective tax rate for the six months ended June 30, 2008 differed from the federal income tax rate of 35% primarily due to state taxes. The Company’s effective tax rate for the period May 15, 2007 through June 30, 2007 varied from the federal income tax rate of 35% primarily due to foreign and state taxes and due to the tax-free treatment of the gain from disposition and release of deferred tax liabilities related to Travel Channel. The Company’s effective tax rate for the period January 1, 2007 through May 14, 2007 differed from the federal income tax rate of 35% primarily due to foreign and state taxes.
As of December 31, 2007, the Company’s unrecognized tax benefit was $89 million. The balance decreased by $7 million during the six months ended June 30, 2008 mainly as a result of filing a non-U.S. amended prior year income tax returns. The reduction was partially offset by addition to tax positions for the current year. It is reasonably possible that the total amount of unrecognized tax benefits related to tax positions taken (or expected to be taken) on 2005, 2006, 2007 and 2008 non-U.S. tax returns could decrease by as much as $28 million within the next twelve months as a result of settlement of audit issues and/or payment of uncertain tax liabilities.
During the six months ended June 30, 2008, the Company updated its forecasted estimated income. Based on the reforecast, the Company concluded that it is more beneficial in 2008 to claim foreign tax credits rather than foreign income tax deductions on its 2008 federal income tax return. The conversion reduced the effective tax rate for the six months ended June 30, 2008 by 6%.
As part of the conversion from foreign income tax deduction to claiming foreign tax credit, a deferred tax asset of approximately $31 million was created for the potential foreign tax credit related to the tax liability under FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). The Company established a valuation allowance of approximately $31 million for deferred tax assets related to the potential foreign tax credit. The valuation allowance is needed because we believe it is more likely than not that the deferred tax asset will be not realized.
12. SUPPLEMENTAL DISCLOSURES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Cash Flows
Additional financial information with respect to cash payments and receipts made and received are as follows:

	Successor		Predecessor
	Six Months	May 15, 2007	January 1, 2007
	Ended	Through	Through
	June 30, 2008	June 30, 2007	May 14, 2007
	(amounts in millions)
Cash payments made for interest expense	$138	$32	$78
Cash payments received for interest income	1	—	—

Cash interest payments, net	$137	$32	$78

Cash payments made for income tax expense	$120	$8	$17
Cash payments received for income tax refunds	17	—	—

Cash tax payments, net	$103	$8	$17

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)
The consolidated statements of cash flows exclude equipment purchases acquired under capital lease arrangements in the amounts of $46 million during the six months ended June 30, 2008 and $2 million during the period January 1, 2007 through May 14, 2007.
Interest Expense, Net
Interest expense, net consisted of the following:

	Successor		Predecessor
	Six Months	May 15, 2007	January 1, 2007
	Ended	Through	Through
	June 30, 2008	June 30, 2007	May 14, 2007
	(amounts in millions)
Interest income	$1	$—	$—
Interest expense	136	38	69

Interest expense, net	$135	$38	$69

Comprehensive Income (Loss)
Comprehensive income consisted of the following:

	Successor		Predecessor
	Six Months	May 15, 2007	January 1, 2007
	Ended	Through	Through
	June 30, 2008	June 30, 2007	May 14, 2007
	(amounts in millions)
Net income	$223	$193	$37
Other comprehensive income (loss):
Foreign currency translation adjustments, net	7	2	8
Change in market value of financial instruments, net	(4)	4	1

Comprehensive income, net	$226	$199	$46

13. RELATED PARTY TRANSACTIONS
The Company identifies related parties as investors in their consolidated subsidiaries, the Company’s joint venture partners and equity investments, and the Company’s executive management and directors and their respective affiliates. Transactions with related parties typically result from distribution of networks, mainly with Discovery Japan, Inc. and Discovery Channel Canada, and production of content primarily with BBC affiliates. The following is a summary of balances related to transactions with related parties:

	Successor		Predecessor
	Six Months	May 15, 2007	January 1, 2007
	Ended	Through	Through
	June 30, 2008	June 30, 2007	May 14, 2007
	(amounts in millions)
Revenues	$13	$15	$47
Operating costs and expenses	$36	$7	$32

DISCOVERY COMMUNICATIONS HOLDING, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) — (continued)

	Successor
	June 30,	December 31,
	2008	2007
	(amounts in millions)
Accounts receivable	$5	$7
Accounts payable	$—	$1
Capital lease obligations	$10	$11
14. SUBSEQUENT EVENTS
Newhouse Transaction and Ascent Media Corporation Spin-Off
On September 17, 2008, a new entity, Discovery Communications, Inc. (“DCI”) was formed in connection with DHC and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) combining their respective interests in DCH and exchanging those interests with DCI (the “Newhouse Transaction”). Prior to the Newhouse Transaction, DCH was owned approximately 66 2/3% by DHC and 33 1/3% by Advance/Newhouse. The Newhouse Transaction was completed as follows:
• On September 17, 2008, DHC completed the spin-off to its shareholders of Ascent Media Corporation (“AMC”), a subsidiary holding the cash and businesses of DHC, except for certain businesses that provide sound, music, mixing, sound effects, and other related services under brand names such as Sound One, POP Sound, Soundelux and Todd A-O (which businesses remained with DCI following the completion of the Newhouse Transaction) (the “AMC spin-off”);
• On September 17, 2008, immediately following the AMC spin-off, DHC merged with a transitory merger subsidiary of DCI, and DHC’s existing shareholders received common stock of DCI; and
• On September 17, 2008, immediately following the DHC exchange of shares for DCI, Advance/Newhouse contributed its interests in DCH and Animal Planet to DCI in exchange for Series A and Series C convertible preferred stock of DCI that are convertible at any time into DCI common stock initially representing 33 1/3% of the outstanding shares of DCI common stock.
As a result of the Newhouse Transaction, DHC and DCH each became a wholly-owned subsidiary of DCI. Because Advance/Newhouse was a 33 1/3% owner of DCH prior to the completion of the Newhouse Transaction and is a 33 1/3% owner of DCI (whose only significant asset is 100% of DCH) immediately following completion of the Newhouse Transaction, there was no effective change in ownership. Pursuant to Financial Accounting Standards Board (“FASB”) Technical Bulletin No. 85-5, Issues Relating to Accounting for Business Combinations (“FTB 85-5”), DCI accounted for the Newhouse Transaction as a non-substantive merger, and therefore, the Newhouse Transaction was recorded at the investors’ historical bases. At the conclusion of the Newhouse Transaction, DCI became the reporting entity.
Debt
Subsequent to June 30, 2008, the Company made net repayments of $108 million and principal payments of $4 million on its revolving loans and long-term debt, respectively.